UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2012

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1
(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 21, 2012 Ivanhoe Energy Inc. (the “Company”) issued a press release announcing that Sunwing Energy Ltd. (“Sunwing”), a subsidiary of the Company, entered into a definitive Share Purchase and Sale Agreement (the “SPSA”) with MIE Holdings Corporation for the purchase and sale of all of the issued and outstanding shares of Pan-China Resources Ltd. (“Pan-China”) as described under Item 1.01 to the Company’s Current Report on Form 8-K filed on November 26, 2012. In connection with the SPSA, the Company has elected voluntarily to provide certain selected unaudited financial information about Pan-China, which selected unaudited financial information is furnished as Exhibit 99.1 hereto.

The financial information of Pan-China furnished in Exhibit 99.1 is unaudited and was prepared by Pan-China as a private company. Such financial information may thus not conform to the requirements of Regulation S-X. Accordingly, such financial information is presented solely for illustrative purposes and may be adjusted and presented differently in future filings of the Company.

The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits.

(d)             Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Selected unaudited financial information of Pan-China Resources Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 26, 2012

IVANHOE ENERGY INC.

By:	/s/ Mary A. Vincelli
Name: Mary A. Vincelli
Title: Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Selected unaudited financial information of Pan-China Resources Ltd.